Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, no par value per share, of Five Star Bancorp, a California corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Rule 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Date: February 9, 2022

/s/ Kathryn Ruth Oates-Fairrington
Name: Kathryn Ruth Oates-Fairrington

/s/ Philip David Oates
Name: Philip David Oates

OATES ADMINISTRATIVE TRUST

/s/ Kathryn Ruth Oates-Fairrington
Name: Kathryn Ruth Oates-Fairrington
Title: Co-trustee

/s/ Philip David Oates
Name: Philip David Oates
Title: Co-trustee